Exhibit 1

March 13, 2017

Dear employees,

Attached is the press release issued jointly today by Intel Corporation and Mobileye NV announcing a definitive agreement approved by the boards of directors of the two companies pursuant to which Intel will acquire Mobileye.  Although the press release is detailed, and we recommend you read it carefully, we thought we would provide some insight on the proposed transaction.

First, we would like to apologize for springing this on you out of the clear blue sky – as a public company we are bound by securities laws that prevented us from talking about this transaction to most of our employees until today. Second, in the coming days, you will see headlines about this “$15B acquisition,” and those headlines are technically correct, but there is much more than the numbers to the proposed transaction.

The transaction is unique in the sense that instead of Mobileye being integrated into Intel, Intel’s Automated Driving Group (ADG) will be integrated into Mobileye.  Intel’s automotive activity, which is concentrated in the ADG today, has a sizable number of employees.  The Group will form part of Mobileye and be headquartered in Israel.  Within the ADG are resident skill sets that are largely complementary to ours.  For example, the ADG team includes systems engineers, simulators, mapping ingestion infrastructure and cloud computing with data centers, vehicle build engineers, and access to a pool of software engineers that will become part of our team.  Combining forces will help accelerate our plans and lower our execution risks.  We aim to become the leading team in autonomous driving. We want to make an impact on the world and this acquisition will enable us to accomplish that.

Amnon and I will continue running Mobileye just as we have done in the past. We will continue to do what we believe is best for our business, our goals and our long-term vision. Mobileye’s relationships with OEM customers, Tier 1 partners and STMicro, our EyeQ roadmap, and our after-market division operations continue uninterrupted. Mobileye’s name and brand will remain intact (but with some graphics changes to our logo, after the closing of the acquisition, to reflect the fact that substantial Intel resources would be integrated with and into Mobileye). Intel is not looking to have their people come in and run Mobileye – but that being said, there is much to learn from Intel’s experience, culture, expertise and resources in many fields tangential to our own and we plan to embrace this opportunity to learn and tap into their knowledge.

As we communicated in the past, 2016 was a transition year for Mobileye.  It was a year in which we were propelled upwards from providing front-facing camera technology for ADAS to offering a value proposition that includes HD-mapping through crowd sourcing (REM), 360 degrees sensing and fusion, and Driving Policy.  Mobileye identified three technological and logistical “pillars” to be mastered in order to accomplish our goals: sensing, mapping and driving policy.  We made incredible technological progress and, more important, made progress in establishing partnerships (i.e., BMW, Delphi, HERE) and entering into data collection and sharing agreements for REM with VW and BMW (with more expected).  We transformed Mobileye from a supplier to a partner – a highly valued partner – to OEMs and Tier 1s. Naturally, this transition introduces execution risks as we need to master new skills yet the window of time for meeting our objectives is very limited given the competitive environment and that new players are attempting to enter the market.  The transaction with Intel provides a huge opportunity to leverage each other’s strengths and move faster towards our long term vision.

As the transaction is subject to regulatory approvals and other closing conditions, the acquisition will likely not close until the end of calendar 2017.  For now and until the close of the transaction, it will be business as usual.  In connection with the transaction, we anticipate integration planning efforts.  After we undertake an in-depth study of the resources available from Intel, we will need to undergo an integration that will significantly increase the size of our company in a short time. We will also need to extend our operations over multiple sites in Israel and the United States.

Over the course of the coming days, we will host a gathering to discuss the proposed transaction and answer questions.  Tomorrow, we will welcome Intel’s CEO Brian Krzanich who will also meet with you.

All in all, an interesting journey is ahead.  We always wanted to change the world – now we have better means of doing so.

Ziv & Amnon

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS COMMUNICATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE TENDER OFFER AND RELATED TRANSACTIONS, INCLUDING THE TIMING OF THE COMPLETION OF THE TRANSACTION AND THE EXPECTED BENEFITS OF THE PROPOSED TRANSACTION. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE ONLY TO HISTORICAL OR CURRENT FACTS. FORWARD-LOOKING STATEMENTS OFTEN USE WORDS SUCH AS “ANTICIPATE”, “TARGET”, “EXPECT”, “ESTIMATE”, “INTEND”, “PLAN”, “GOAL”, “BELIEVE”, “HOPE”, “AIM”, “CONTINUE”, “WILL”, “MAY”, “WOULD”, “COULD” OR “SHOULD” OR OTHER WORDS OF SIMILAR MEANING OR THE NEGATIVE THEREOF. THERE ARE SEVERAL FACTORS WHICH COULD CAUSE ACTUAL PLANS AND RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE EFFECT OF THE ANNOUNCEMENT OF THE TENDER OFFER AND RELATED TRANSACTIONS ON THE COMPANY’S BUSINESS RELATIONSHIPS (INCLUDING, WITHOUT LIMITATION, ORIGINAL EQUIPMENT MANUFACTURER AND TIER 1 CUSTOMERS, DEALERS, DISTRIBUTORS, AND MANUFACTURERS AND SUPPLIERS), OPERATING RESULTS AND BUSINESS GENERALLY; THE OCCURRENCE OF ANY EVENT, CHANGE OR OTHER CIRCUMSTANCES THAT COULD GIVE RISE TO THE TERMINATION OF THE PURCHASE AGREEMENT, AND THE RISK THAT THE PURCHASE AGREEMENT MAY BE TERMINATED; THE OUTCOME OF ANY LEGAL PROCEEDINGS THAT MAY BE INSTITUTED AGAINST THE COMPANY RELATED TO THE PURCHASE AGREEMENT; UNCERTAINTIES AS TO THE NUMBER OF SHAREHOLDERS OF THE COMPANY WHO MAY TENDER THEIR SHARES IN THE TENDER OFFER; THE FAILURE TO SATISFY OTHER CONDITIONS TO COMPLETION OF THE TRANSACTION, INCLUDING THE RECEIPT OF ALL REGULATORY APPROVALS RELATED TO THE TRANSACTION (AND ANY CONDITIONS, LIMITATIONS OR RESTRICTIONS PLACED ON THESE APPROVALS); RISKS THAT THE TENDER OFFER AND RELATED TRANSACTIONS DISRUPT CURRENT PLANS AND OPERATIONS AND THE POTENTIAL DIFFICULTIES IN EMPLOYEE RETENTION AS A RESULT OF THE PROPOSED TRANSACTIONS; THE EFFECTS OF ECONOMIC, CREDIT AND CAPITAL MARKET CONDITIONS ON THE ECONOMY IN GENERAL, AND OTHER RISKS AND UNCERTAINTIES; AND THOSE RISKS AND UNCERTAINTIES DISCUSSED FROM TIME TO TIME IN THE COMPANY’S OTHER REPORTS AND OTHER PUBLIC FILINGS WITH THE SEC.

THESE FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS AND ASSESSMENTS MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, BUSINESS STRATEGIES, OPERATING ENVIRONMENT, FUTURE DEVELOPMENTS AND OTHER FACTORS IT BELIEVES APPROPRIATE. BY THEIR NATURE, FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES BECAUSE THEY RELATE TO EVENTS AND DEPEND ON CIRCUMSTANCES THAT WILL OCCUR IN THE FUTURE. THE FACTORS DESCRIBED IN THE CONTEXT OF SUCH FORWARD-LOOKING STATEMENTS IN THIS ANNOUNCEMENT COULD CAUSE THE COMPANY’S PLANS, ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS, INDUSTRY RESULTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH IT IS BELIEVED THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT AND PERSONS READING THIS ANNOUNCEMENT ARE THEREFORE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH SPEAK ONLY AS OF THE DATE OF THIS ANNOUNCEMENT. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT (WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE), EXCEPT AS REQUIRED BY APPLICABLE LAW.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS THAT MAY IMPACT THE COMPANY’S RESULTS CAN BE FOUND IN THE COMPANY’S ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 AND IN ITS REPORTS ON FORM 6-K. THE COMPANY’S SEC FILINGS ARE AVAILABLE PUBLICLY ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND ON THE COMPANY’S WEBSITE AT WWW.MOBILEYE.COM.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

THE TENDER OFFER FOR THE OUTSTANDING ORDINARY SHARES OF THE COMPANY HAS NOT YET COMMENCED. THIS COMMUNICATION IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY ORDINARY SHARES OF THE COMPANY WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT INTEL CORPORATION AND CYCLOPS HOLDINGS, INC. INTEND TO FILE WITH THE SEC. ON THE DATE THAT THE TENDER OFFER IS COMMENCED, INTEL CORPORATION AND CYCLOPS HOLDINGS, INC. WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC, AND THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WHEN THEY BECOME AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THESE MATERIALS (WHEN AVAILABLE) WILL BE SENT FREE OF CHARGE TO COMPANY SHAREHOLDERS AND MAY ALSO BE OBTAINED FROM THE COMPANY WEBSITE, HTTP://WWW.MOBILEYE.COM. IN ADDITION, ALL OF THESE MATERIALS (AND ALL OTHER DOCUMENTS FILED WITH THE SEC) WILL BE AVAILABLE AT NO CHARGE FROM THE SEC THROUGH ITS WEBSITE AT WWW.SEC.GOV, AT THE TRANSACTION WEBSITE (HTTP://INTELANDMOBILEYE.TRANSACTIONANNOUNCEMENT.COM), OR BY DIRECTING SUCH REQUESTS TO THE INFORMATION AGENT FOR THE TENDER OFFER THAT WILL BE NAMED IN THE TENDER OFFER STATEMENT ON SCHEDULE TO.